UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018 (May 23, 2018)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Globalstar, Inc. (the "Company") held its Annual Meeting of Stockholders on May 22, 2018, at which 1,198,947,049 shares were represented in person or by proxy. The Company submitted two matters to the vote of stockholders.  A summary of the matters voted upon by stockholders is set forth below.
1. Stockholders elected each of the three nominees for Class C director to serve for a term to expire at the 2021 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
William A. Hasler	922,707,109	127,132,198	258,101	148,849,641
James Monroe III	830,021,119	219,654,545	421,744	148,849,641
Kenneth M. Young	899,854,776	141,923,084	8,319,548	148,849,641

2. Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,117,991,009	79,853,738	1,102,302	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III
Chairman and Chief Executive Officer

Date: May 23, 2018